Exhibit 99.1

macy's inc.

Contacts:

Media - Jim Sluzewski

   513/579-7764

Investor – Matt Stautberg

   513/579-7780

FOR IMMEDIATE RELEASE

MACY'S, INC. REPORTS SECOND QUARTER EARNINGS OF

80 CENTS PER DILUTED SHARE, AN INCREASE OF 11 PERCENT

4 percent increase in Q2 comparable sales together with comparable sales of departments licensed to third parties; comparable sales increase is 3.4 percent

CINCINNATI, Ohio, August 13, 2014 – Macy's, Inc. today reported earnings of 80 cents per diluted share for the second quarter of 2014, ended Aug. 2, 2014. This represents an increase of 11 percent in earnings per diluted share from 72 cents in the second quarter of 2013.

Macy's, Inc.'s diluted earnings per share in the first half of 2014 were $1.40, an increase of 10 percent compared with earnings per diluted share of $1.27 in the first half of 2013.

“Our sales trend improved at both Macy's and Bloomingdale's in the second quarter, reflecting a rebound in shopping activity once weather patterns normalized. We also benefitted from a shift in a major Macy's promotional event into the first two days of the quarter. Advancements in our M.O.M. strategies – My Macy's localization, Omnichannel integration and Magic Selling customer engagement – continued to drive sales growth across the country. We also are very pleased by customer response to improvements at our Macy's Herald Square flagship in New York, where we are mid-way through the third year of an unprecedented remodel project,” said Terry J. Lundgren, Macy's, Inc. chairman and chief executive officer.

“We are approaching the second half of 2014 with confident optimism in our business strategies, merchandise assortments and marketing plans, tempered with the reality that many customers still are not feeling comfortable about spending more in an uncertain economic environment,” Lundgren said. “Thus, we remain focused on outperforming our competitors through innovation in omnichannel, which has added new dimensions in how consumers can shop us and how our company can satisfy customer demand. This includes a robust Buy Online Pickup in Store process, which has been rolled out to all full-line Macy's stores nationwide so that it is fully available this fall and into the holiday shopping season. Moreover, our Millennial strategies have sharpened our merchandising and marketing to customers in the age range of 13 to 30. This has created new positive energy as our customers begin back-to-school shopping.”

Sales

Sales in the second quarter of 2014 totaled $6.267 billion, up 3.3 percent from total sales of $6.066 billion in the second quarter of 2013. Comparable sales together with comparable sales of departments licensed to third parties were up 4.0 percent in the second quarter of 2014 over 2013. Second quarter comparable sales were up 3.4 percent in 2014 compared with 2013.

For the year to date, Macy's, Inc. sales totaled $12.546 billion, up 0.7 percent from total sales of $12.453 billion in the first half of 2013. Comparable sales together with comparable sales of departments licensed to third parties were up 1.5 percent in the first half of 2014 over 2013. Year-to-date comparable sales were up 0.8 percent in 2014 compared with 2013.

Please see the last page of this news release for important information regarding the calculation of the company's comparable sales and comparable sales together with comparable sales of departments licensed to third parties.

In August 2014, the company closed Macy's stores in Bradenton, FL, and York, PA. In the second half of 2014, the company is opening three new Macy's stores in Sarasota, FL, Las Vegas, NV, and The Bronx in New York City. A new Bloomingdale's replacement store will open in Palo Alto, CA.

Operating Income

Macy's, Inc.'s operating income totaled $571 million or 9.1 percent of sales for the quarter ended Aug. 2, 2014, compared with operating income of $534 million or 8.8 percent of sales for the same period last year.

For the first half of 2014, Macy's, Inc.'s operating income totaled $1.014 billion or 8.1 percent of sales, compared with operating income of $969 million or 7.8 percent of sales for the same period last year.

Cash Flow

Net cash provided by operating activities was $646 million in the first half of 2014, compared with $664 million in the first six months of last year. Net cash used by investing activities in the first half of 2014 was $288 million, compared with $316 million a year ago. Net cash used by financing activities in the first six months of 2014 was $1.001 billion, compared with $760 million in the first half of 2013.

The company repurchased approximately 8.9 million shares of its common stock for a total of approximately $517 million in the second quarter of 2014. In the fiscal year to date, the company repurchased approximately 16.3 million shares of its common stock for approximately $949 million. At Aug. 2, 2014, the company had remaining authorization to repurchase up to approximately $2 billion of its common stock.

Looking Ahead

Expectations for the second half of 2014 remain on track, with guidance for comparable store growth of 2 percent to 3 percent. However, even with an improved sales trend in the second quarter, the company was unable to make up its sales shortfall from the first quarter. This calculates to expectations for a full-year 2014 comparable sales increase of 1.5 percent to 2 percent. Full-year 2014 comparable sales together with comparable sales of departments licensed to third parties now are expected to increase by 2 percent to 2.5 percent. Previous guidance was for full-year comparable sales to increase by 2.5 percent to 3 percent.  The company continues to expect full-year 2014 earnings per diluted share in the range of $4.40 to $4.50, consistent with guidance previously provided.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2013 sales of $27.931 billion. The company operates about 840 stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's, as well as the macys.com and bloomingdales.com websites. The company operates 13 Bloomingdale's Outlet stores. Bloomingdale's in Dubai is operated by Al Tayer Group LLC under a license agreement.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties.  Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers' outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.  In light of these risks and uncertainties, readers are cautioned not to place undue reliance on forward-looking statements.  Except as may be required by applicable law, Macy's disclaims any obligation to update its forward-looking statements for any reason.

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(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.'s call with analysts and investors will be held today (Aug. 13) at 10:30 a.m. (ET). The webcast is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-877-208-2391, passcode 7726216. A replay of the conference call can be accessed on the website or by calling 1-888 203-1112 (same passcode) about two hours after the conclusion of the call.

Macy's, Inc. is scheduled to present at the Goldman Sachs Global Retailing Conference at 8:05 a.m. ET on Wednesday, Sept. 3, in New York City. Media and investors may access a live audio webcast of the presentation at www.macysinc.com/ir beginning at 8:05 a.m. on Sept. 3. A replay of the webcast will be available on the company's website.)

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended

   August 2, 2014

   August 3, 2013

$	% to

Net sales

$	% to

Net sales

Net sales.................................................................	$ 6,267		$ 6,066

Cost of sales (Note 2)................................................	3,672	58.6%	3,533	58.2%

Gross margin...........................................................	2,595	41.4%	2,533	41.8%

Selling, general and administrative expenses...............	(2,024)	(32.3%)	(1,999)	(33.0%)

Operating income.....................................................	571	9.1%	534	8.8%

Interest expense – net...............................................	(100)		(96)

Income before income taxes......................................	471		438

Federal, state and local income tax expense (Note 3)...	(179)		(157)

Net income..............................................................	$ 292		$ 281

Basic earnings per share..........................................	$ .81		$ .73

Diluted earnings per share.......................................	$ .80		$ .72

Average common shares:
Basic................................................................	359.2		382.5
Diluted..............................................................	365.4		389.3

End of period common shares outstanding..................	353.5		377.9

Depreciation and amortization expense.......................	$ 254		$ 253

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 13 weeks ended August 2, 2014 and August 3, 2013 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 13 weeks ended August 2, 2014 or August 3, 2013.

(3)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	26 Weeks Ended		26 Weeks Ended

   August 2, 2014

   August 3, 2013

$	% to

Net sales

$	% to

Net sales

Net sales...................................................................	$ 12,546		$ 12,453

Cost of sales (Note 2)...............................................	7,508	59.8%	7,444	59.8%

Gross margin.............................................................	5,038	40.2%	5,009	40.2%

Selling, general and administrative expenses................	(4,024)	(32.1%)	(4,040)	(32.4%)

Operating income......................................................	1,014	8.1%	969	7.8%

Interest expense - net...............................................	(200)		(193)

Income before income taxes......................................	814		776

Federal, state and local income tax expense (Note 3)...	(298)		(278)

Net income...............................................................	$ 516		$ 498

Basic earnings per share...........................................	$ 1.42		$ 1.29

Diluted earnings per share.........................................	$ 1.40		$ 1.27

Average common shares:
Basic.................................................................	362.5		385.3
Diluted...............................................................	369.0		391.9

End of period common shares outstanding.................	353.5		377.9

Depreciation and amortization expense......................	$ 507		$ 504

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 26 weeks ended August 2, 2014 and August 3, 2013 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 26 weeks ended August 2, 2014 or August 3, 2013.

(3)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY'S, INC.

Consolidated Balance Sheets (Unaudited)

(millions)

	August 2,	February 1,	August 3,
	2014	2014	2013
ASSETS:
Current Assets:
Cash and cash equivalents..................................	$ 1,630	$ 2,273	$ 1,424
Receivables.......................................................	352	438	347
Merchandise inventories.....................................	5,416	5,557	5,357
Prepaid expenses and other current assets...........	399	420	387
Total Current Assets.......................................	7,797	8,688	7,515

Property and Equipment - net................................	7,771	7,930	8,001
Goodwill................................................................	3,743	3,743	3,743
Other Intangible Assets - net.................................	512	527	543
Other Assets.........................................................	796	746	629

Total Assets....................................................	$20,619	$21,634	$20,431

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Short-term debt..................................................	$ 483	$ 463	$ 575
Merchandise accounts payable...........................	1,990	1,691	2,064
Accounts payable and accrued liabilities..............	2,150	2,810	2,043
Income taxes.....................................................	120	362	67
Deferred income taxes.......................................	393	400	422
Total Current Liabilities...................................	5,136	5,726	5,171

Long-Term Debt...................................................	6,742	6,728	6,339
Deferred Income Taxes........................................	1,287	1,273	1,217
Other Liabilities.....................................................	1,647	1,658	1,849
Shareholders' Equity..............................................	5,807	6,249	5,855

Total Liabilities and Shareholders' Equity..........	$20,619	$21,634	$20,431

MACY'S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

26 Weeks Ended

  August 2, 2014

26 Weeks Ended

  August 3, 2013

Cash flows from operating activities:
Net income....................................................................	$ 516	$ 498
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization...................................	507	504
Stock-based compensation expense...........................	38	32
Amortization of financing costs and premium on acquired debt.........................................................	(3)	(5)
Changes in assets and liabilities:
Decrease in receivables.......................................	86	41
(Increase) decrease in merchandise inventories........	141	(49)
Increase in prepaid expenses and other current assets........................................	(14)	(21)
(Increase) decrease in other assets not separately identified.......................................	(31)	1
Increase in merchandise accounts payable...........	276	442
Decrease in accounts payable and accrued liabilities not separately identified...................	(621)	(560)
Decrease in current income taxes.......................	(242)	(288)
Increase (decrease) in deferred income taxes........	2	(37)
Increase (decrease) in other liabilities not separately identified.....................................	(9)	106
Net cash provided by operating activities...........	646	664

Cash flows from investing activities:
Purchase of property and equipment.............................	(245)	(206)
Capitalized software....................................................	(116)	(110)
Disposition of property and equipment..........................	24	5
Other, net..................................................................	49	(5)
Net cash used by investing activities................	(288)	(316)

Cash flows from financing activities:
Debt issued.................................................................	500	-
Financing costs............................................................	(4)	(3)
Debt repaid................................................................	(459)	(7)
Dividends paid............................................................	(204)	(173)
Increase (decrease) in outstanding checks....................	(61)	2
Acquisition of treasury stock.......................................	(922)	(785)
Issuance of common stock..........................................	149	206
Net cash used by financing activities................	(1,001)	(760)

Net decrease in cash and cash equivalents............................	(643)	(412)
Cash and cash equivalents at beginning of period................	2,273	1,836

Cash and cash equivalents at end of period..........................	$ 1,630	$ 1,424

MACY'S, INC.

Important Information Regarding Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the Company's financial information with additional useful information in evaluating operating performance. See the table below for supplemental financial data and a corresponding reconciliation to the most directly comparable GAAP financial measures. This non-GAAP financial measure should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in this non-GAAP financial measure may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. Additionally, the amounts received by the Company on account of sales of departments licensed to third parties are limited to commissions received on such sales. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Macy's, Inc. believes that providing changes in comparable sales including the impact of growth in comparable sales of departments licensed to third parties supplementally to its results of operations calculated in accordance with GAAP assists in evaluating the Company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, on a comparable basis, and in evaluating the impact of changes in the manner in which certain departments are operated (e.g. the conversion in 2013 of most of the Company's previously owned athletic footwear business to licensed Finish Line shops).

13 Weeks

Ended

August 2,

2014

26 Weeks

Ended

August 2,

2014

Guidance Range

for the

52 Weeks Ended

January 31, 2015

Increase in comparable sales (Note 1).........	3.4%	0.8%	1.5% to 2.0%

Impact of growth in comparable sales of departments licensed to third parties (Note 2)......................................	0.6%	0.7%	0.5%

Comparable sales growth including the impact of growth in comparable sales of departments licensed to third parties.......	4.0%	1.5%	2.0% to 2.5%

Notes:

(1)   Represents the period-to-period change in net sales from stores in operation throughout 2014 and 2013 and all net Internet sales, excluding commissions of departments licensed to third parties.

(2)   Represents the impact on comparable sales of including the sales of departments licensed to third parties occurring in stores in operation throughout 2014 and 2013 and via the Internet in the calculation. The Company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, the Company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. The Company does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP.

(3) See the cautionary statements set forth under the caption “Looking Ahead” in this press release and in the documents referred to therein for important information regarding the risks and uncertainties associated with forward-looking statements.